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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated February 16, 2001, which includes an explanatory paragraph relating to the Company's ability to continue as a going concern, on the financial statements of Solutions Technology, Inc. (Formerly Clickese.Com, Inc.) as of December 31, 2000, and for the year then ended.

                                       J.H. COHN LLP

Roseland, New Jersey

July 17, 2001